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                                                                     Exhibit 3.3


                            CERTIFICATE OF FORMATION
                                       OF
                             LEGACY RESERVES GP, LLC



         This Certificate of Formation of Legacy Reserves GP, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

         1.       The name of the Company is Legacy Reserves GP, LLC.

         2. The name and address of the registered agent of the Company shall be Capitol Services, Inc., 615 South Dupont Highway, Dover, Delaware 19901.

         3. The address of the registered office of the Company in Delaware is 615 South Dupont Highway, Dover, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 26th day of October, 2005.



                                        /s/ Steven H. Pruett
                                        ----------------------------------------
                                        Steven H. Pruett
                                        Authorized Person